UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Name of Registrant as Specified in its Charter)

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December 12, 2019

Dear Shareholder:

As you may be aware, rather than put forward its proposals at the next annual general meeting of shareholders, ordinarily convened in May of each year, Voce Catalyst Partners LP, Voce Capital LLC, Voce Capital Management LLC, Voce Catalyst Partners New York LLC and J. Daniel Plants and certain affiliated entities and persons (collectively, “Voce”) are now soliciting your written request and revocable proxy to demand that the Board of Directors (the “Board”) of Argo Group International Holdings, Ltd. (the “Company” or “Argo Group”) convene a special general meeting of shareholders of Argo Group for the purpose of considering and voting upon proposals to remove and replace up to five members of the Board.

The Board strongly believes that convening a special general meeting is not in the best interests of Argo Group or its shareholders at this time. Please also note that the Company is in the process of evaluating whether Voce’s consent solicitation complies with applicable law and regulations and, therefore, reserves all rights.

The Board has been constructively engaged with Voce, and continues to encourage its participation, and that of all of our shareholders, in our Board refreshment process. The Board does not believe, however, that Voce should draw upon your Company’s resources to seek a special general meeting to force consideration of an undisclosed slate of director candidates without identifying those individuals or their qualifications, in a process divorced from our current Director recruitment and selection process. The Board believes that potentially granting 5 of 13 director seats – or 38% of the Board – to Voce, who only owns approximately 5.8% of our common shares, would not be in the best interests of all shareholders. Rather, the Board strongly believes that the more prudent course of action is for the Board to continue with its refreshment process and corporate governance changes previously announced and well underway. As announced in August 2019, the Board intends to present two proposals at the 2020 annual general meeting of shareholders of the Company (the “2020 Annual General Meeting”) to amend the Company’s Bye-Laws to declassify the Board and to reduce the maximum size of the Board from 13 to 11 director seats. The Board is evaluating further governance and board refreshment advances, and we will come before you for a series of approvals at our regularly scheduled 2020 Annual General Meeting. It is your Board’s view that there is no benefit to the cost and distraction of hosting a special general meeting of shareholders shortly before completion of our work and the regularly scheduled 2020 Annual General Meeting. We encourage Voce to help us move forward expeditiously on behalf of all shareholders.

If you have already submitted a blue written request card to Voce supporting the calling of a special general meeting, you can revoke such request by marking “YES, REVOKE MY REQUEST” and submitting the accompanying WHITE Revocation Card to the Company. Even if you have not submitted a blue written request card to Voce, you may nevertheless communicate that you do not believe a special general meeting is necessary or express your opposition to calling a special general meeting by signing, dating and returning the accompanying WHITE Revocation Card to the Company.

Regardless of the number of common shares of the Company that you own, your views are important. Thank you for your consideration.

Sincerely yours,

Gary V. Woods

Chairman of the Board

REVOCATION SOLICITATION STATEMENT

OF ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

IN RESPONSE TO A SOLICITATION OF WRITTEN REQUESTS TO REQUISITION A SPECIAL GENERAL MEETING

BY VOCE CATALYST PARTNERS LP

December 12, 2019

This Revocation Solicitation Statement (including all annexes attached hereto, this “Revocation Solicitation Statement”) and the accompanying WHITE revocation card (the “WHITE Revocation Card”) are being furnished by Argo Group International Holdings, Ltd., a Bermuda exempted company limited by shares (“we,” the “Company” or “Argo Group”), to the holders of outstanding shares of the common stock of Argo Group (the “Common Shares”), in connection with the solicitation of blue written request forms (“Written Requests”) by Voce Catalyst Partners LP, Voce Capital LLC, Voce Capital Management LLC, Voce Catalyst Partners New York LLC, J. Daniel Plants and certain affiliated entities and persons (collectively, “Voce”). For purposes of this Revocation Solicitation Statement, all references herein to the Written Requests being solicited by Voce shall be deemed to include any associated proxies being solicited by Voce. This Revocation Solicitation Statement and the enclosed WHITE Revocation Card are first being mailed to shareholders on or about December 13, 2019.

Rather than raise proposals at the next annual general meeting of shareholders, ordinarily convened in May of each year, Voce chose to solicit your Written Request and revocable proxy now (the “Voce Solicitation”) to demand that the Board of Directors of Argo Group (the “Board”) convene a special general meeting of the Company’s shareholders for the purpose of considering and voting upon proposals to remove and replace up to five members of the Board.

After careful consideration and consultation with management and its independent advisors, the Board of Directors of Argo Group (the “Board”) unanimously determined that Voce’s proposals are not in the best interests of Argo Group and its shareholders. The Board strongly believes that the more prudent course of action is for the Board to continue with its refreshment process and corporate governance changes previously announced and well underway. As announced in August 2019, the Board has already determined to present two proposals at the 2020 annual general meeting of shareholders of the Company (the “2020 Annual General Meeting”) to amend the Company’s Bye-Laws to declassify the Board and to reduce the maximum size of the Board from 13 to 11 directors. Please also note that the Company is in the process of evaluating whether Voce’s consent solicitation complies with applicable law and regulations and, therefore, reserves all rights.

Under our Amended and Restated Bye-Laws (the “Bye-Laws”), the calling of a shareholder-requested special general meeting requires delivery of written notice by the valid and unrevoked written requests of shareholders representing not less than one-tenth (1/10) of the paid-up capital of the Company carrying the right of voting at such meeting.

As of the close of business on December 11, 2019, our directors and executive officers collectively beneficially own 1,630,015 Common Shares, representing approximately 4.75% of the outstanding Common Shares. None of our directors or executive officers intend to deliver any Written Requests to Voce with respect to any of their Common Shares.

For additional information regarding the mechanics of Voce’s solicitation of Written Requests, see “The Special General Meeting Request Procedure – Effectiveness of Written Requests.”

THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE VOCE SOLICITATION IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND VIGOROUSLY OPPOSES THE SOLICITATION OF WRITTEN REQUESTS BY VOCE. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU DO NOT SIGN ANY BLUE WRITTEN REQUEST CARD

SENT TO YOU BY VOCE. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED VOCE’S BLUE WRITTEN REQUEST CARD, YOU MAY ELECT AGAINST THE CALLING OF A SPECIAL GENERAL MEETING, AND YOU MAY REVOKE ANY PREVIOUSLY EXECUTED WRITTEN REQUEST TO CALL A SPECIAL GENERAL MEETING, IF YOU SIGN, DATE AND DELIVER THE ENCLOSED WHITE REVOCATION CARD USING THE POSTAGE-PAID ENVELOPE PROVIDED AT ANY TIME PRIOR TO THE SUBMISSION BY VOCE TO THE COMPANY OF THE REQUIRED NUMBER OF WRITTEN REQUESTS TO CALL A SPECIAL GENERAL MEETING.

If you have questions or need assistance revoking your Written Request for your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders call toll-free: (877) 750-5837

Banks and Brokers call collect: (212) 750-5833

QUESTIONS AND ANSWERS ABOUT THIS REVOCATION SOLICITATION STATEMENT

Why am I receiving this Revocation Solicitation Statement?

Voce is soliciting Written Requests from Argo Group shareholders to demand that the Board convene a special general meeting of the Company’s shareholders. At the proposed special general meeting, Voce expects to present to Argo Group shareholders proposals to remove and replace up to five members of the Board as described further under “Description of the Voce Solicitation.”

You are receiving this Revocation Solicitation Statement as a shareholder of Argo Group as of the date of this Revocation Solicitation Statement. As further described below, you should sign, date and deliver the enclosed WHITE Revocation Card, by mail in the event you desire to:

1.	Revoke any Written Request that you may have delivered or caused to be delivered to Voce requesting that Argo Group call a special general meeting; or

2.	Communicate that you do not believe a special general meeting is necessary or express your opposition to a special general meeting, even if you have not already submitted a Written Request.

Who is making this solicitation?

Argo Group’s Board of Directors is making this solicitation.

Should I oppose Voce’s efforts to call a special general meeting?

Yes. The Board does not believe that the Company’s resources should be devoted to calling a special general meeting demanded by a shareholder with specific interests that may not be aligned with the interests of all of our shareholders. Nor does the Board believe that potentially giving control of up to 38% of the Board to a single shareholder who only owns approximately 5.8% of our Common Shares would be in the best interests of all shareholders. Rather, the Board strongly believes that the more prudent course of action is for the Board to continue with its refreshment process and corporate governance changes previously announced and well underway.

What are you asking me to do?

You are being asked to revoke any Written Request that you may have delivered to Voce. If you have not previously submitted a Written Request to Voce, the Board recommends that you do not sign any blue Written Request. The Board has unanimously determined that the Voce Solicitation is contrary to the best interests of the Company and its shareholders, and vigorously opposes the solicitation of Written Requests by Voce. Accordingly, the Board recommends that you do not sign any blue Written Request sent to you by Voce. Whether or not you have previously executed Voce’s blue Written Request, you may elect against the calling of a special general meeting if you sign, date and deliver the enclosed WHITE Revocation Card by mail using the enclosed postage-paid envelope.

If I have already delivered a Written Request, is it too late for me to change my mind?

No. You have the right to revoke your Written Request at any time prior to submission by Voce to the Company of the required number of written requests to call a general meeting by signing, dating and delivering the enclosed WHITE Revocation Card by mail using the enclosed postage-paid envelope.

Who is entitled to consent, withhold consent or revoke a previously given consent with respect to the Voce Solicitation?

In accordance with applicable law and the Bye-Laws, the Board has set the close of business on January 8, 2020 as the record date (the “Record Date”) for the determination of the Company shareholders who are entitled to execute, withhold or revoke consents in connection with the Voce Solicitation. Only shareholders of record as of the close of business on the Record Date may execute, withhold or revoke consents with respect to the Voce Solicitation.

When will the Written Requests become effective?

Under our Bye-Laws, the Written Requests will become effective if the valid and unrevoked written requests representing not less than one-tenth (1/10) of the paid-up capital of the Company carrying the right of voting at a special general meeting are delivered to Argo Group in the form and manner required by, and in compliance with, our Bye-Laws and the Companies Act 1981 of Bermuda. As of the close of business on December 11, 2019, there were 34,333,217 outstanding Common Shares. Based on the number of shares outstanding on the close of business as of December 11, 2019, in order to request the special general meeting in accordance with the Bye-Laws, the Company would need to receive valid and unrevoked Written Requests in respect of at least 3,433,322 Common Shares. The actual number of Common Shares for which valid and unrevoked Written Requests will need to be received in order to request a special general meeting will depend on the number of shares that are outstanding as of the Record Date.

What happens if the Voce Solicitation is successful?

If valid and unrevoked written requests representing not less than one-tenth (1/10) of the paid-up capital of the Company carrying the right of voting at a special general meeting are received by the Company, the Board would be required to call a special general meeting of shareholders. Such special general meeting would include a vote on each of the Voce’s intended proposals to remove and replace, at such meeting, up to five members of the Board. The Board would issue its recommendation with regard to each such proposal of Voce prior to any potential special general meeting in accordance with its fiduciary duties.

If I submit a WHITE Revocation Card revoking my previously submitted Written Request, can I subsequently revoke such revocation?

If you change your mind after submitting a WHITE Revocation Card, you can submit a later dated consent to Voce thereafter so long as such consent is submitted during the solicitation period for the Voce Solicitation. Delivery of a later dated Written Request would have the effect of revoking the earlier dated consent revocation.

What happens if I do nothing?

If you do not send in any blue Written Request card that Voce may send you and you do not return the enclosed WHITE Revocation Card, you will effectively be voting AGAINST Voce’s attempt to convene a special general meeting.

Does the revocation have any effect on matters other than Written Request submitted in connection with the Voce Solicitation?

No. We are seeking revocations only for the Written Request related to the Voce Solicitation which seeks to cause the Board to convene a special general meeting. We are not currently seeking your proxy, vote, consent or authorization with respect to any other matter.

Whom should I call if I have questions about the solicitation?

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders call toll-free: (877) 750-5837

Banks and Brokers call collect: (212) 750-5833

DESCRIPTION OF THE VOCE SOLICITATION

As set forth in the Voce solicitation statement and related materials filed with the U.S. Securities and Exchange Commission (the “SEC”), Voce is soliciting your Written Request to call a special general meeting of the Company’s shareholders, at which Voce proposes to present the following matters for a shareholder vote:

1.

Remove without cause five (5) members of the Company’s Board of Directors and, in addition, any person (other than those elected under Proposal 2) nominated, elected or appointed to the Board to fill any vacancy or any newly created directorships on the Board on or after November 26, 2019 and prior to the effectiveness of any of the Proposals.

2.

Elect five (5) nominees to fill any vacancies or available directorship existing on the Board, including any vacancies resulting from Proposal 1 becoming effective, and serve as directors of the Company until the next election of the class of directors for which each such director shall have been chosen and until their successors shall have been duly elected and qualified. This Director Election Proposal is conditioned on the existence of a vacancy or available directorship OR the adoption, in part or in whole, of the Director Removal Proposal.

The Board does not believe that the Company’s resources should be devoted to calling a special general meeting demanded by a shareholder with specific interests that may not be aligned with the interests of all of our shareholders. The Board also believes that potentially giving 5 of 13 director seats – or 38% of the Board – to Voce, who only owns approximately 5.8% of our Common Shares, would not be in the best interests of all shareholders. Rather, the Board strongly believes that the more prudent course of action is for the Board to continue with its refreshment process and corporate governance changes previously announced and well underway. As announced in August 2019, the Board intends to present two proposals at the 2020 Annual General Meeting to amend the Company’s Bye-Laws to declassify the Board and to reduce the maximum size of the Board from 13 to 11 directors.

THE BOARD HAS UNANIMOUSLY DETERMINED THAT THE VOCE SOLICITATION IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND VIGOROUSLY OPPOSES THE SOLICITATION OF WRITTEN REQUESTS BY VOCE. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU DO NOT SIGN ANY BLUE WRITTEN REQUEST CARD SENT TO YOU BY VOCE. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED VOCE’S BLUE WRITTEN REQUEST CARD, YOU MAY ELECT AGAINST THE CALLING OF A SPECIAL GENERAL MEETING, AND YOU MAY REVOKE ANY PREVIOUSLY EXECUTED WRITTEN REQUEST TO CALL A SPECIAL GENERAL MEETING, IF YOU SIGN, DATE AND DELIVER THE ENCLOSED WHITE REVOCATION CARD USING THE POSTAGE-PAID ENVELOPE PROVIDED AT ANY TIME PRIOR TO THE SUBMISSION BY VOCE TO THE COMPANY OF THE REQUIRED NUMBER OF WRITTEN REQUESTS TO CALL A SPECIAL GENERAL MEETING.

BACKGROUND OF THE SOLICITATION

From February 25 to May 21, 2019, Voce solicited proxies from Argo Group shareholders in an effort to support Voce’s proposals for the 2019 annual general meeting of shareholders (the “2019 Annual General Meeting”) that sought to, among other things, (a) remove four sitting Class I and II directors of Argo Group who were not up for election at the 2019 Annual General Meeting, (b) replace such four sitting Class I and II directors of Argo Group with four nominees of Voce, and (c) elect one Voce nominee as a Class III director for a term of three years. Class III directors were up for election at the 2019 Annual General Meeting. During the same period of time, Argo Group solicited proxies in opposition to Voce’s removal proposals and sought to elect the Company’s five Class III director candidates.

On May 21, 2019, less than 24 hours prior to the closing of voting for the 2019 Annual General Meeting, Voce announced the withdrawal of its aforementioned proposals, disclosing that two insurance regulators had advised that Voce failed to obtain required approvals for its solicitation of proxies. At the time of Voce’s withdrawal, preliminary voting results indicated that only 10.8% of outstanding shares had voted on Voce’s proxy card for the removal and replacement of one incumbent director and even fewer had voted for the removal and replacement of three other incumbent directors.

On May 24, 2019, the Company held the 2019 Annual General Meeting. At this meeting, shareholders elected all five of the Company’s Class III director candidates with an average of 86.2% of the votes cast.

On August 8, 2019, the Company issued a press release announcing its plans to introduce two proposals at the 2020 Annual General Meeting amend the Company’s Bye-Laws to commence a process of phased declassification of the Board and to reduce the maximum size of the Board from 13 to 11 directors. The press release noted that these proposals were in furtherance of the Company’s announcement on May 13, 2019 that the Board intends to reduce the size of the Board to 10 members over the next three years as a function of the retirement of some directors and ongoing recruitment of new directors. The press release additionally announced that the Board approved a series of changes to the Company’s executive compensation program.

On August 12 and August 20, 2019, Jay Bullock, the Company’s Chief Financial Officer, spoke with Voce representatives. At these meetings, the parties discussed Argo Group’s Q2 2019 earnings results.

On August 21, 2019, the Company received a request from Voce to meet with the Company’s independent directors.

On September 27, 2019, two independent directors from the Board met face-to-face with Mr. Plants and Steve Gao of Voce. Mr. Plants proposed that five sitting directors step down promptly, and that the Board allow three persons approved by Voce to join the Board. Over the coming days, the two independent directors had multiple communications with Voce about its proposal, and invited Voce to introduce its candidates to the Company’s Nomination and Governance Committee, to be considered in concert with prospective candidates being considered to replace existing Directors who are considering retiring. Voce declined that invitation.

On October 7, 2019, the two independent directors from the Board spoke by phone with Voce. Voce reiterated its prior proposal, and continued to decline to identify its candidates. The Company made a counterproposal, which Voce refused. Voce offered to modify its proposal, namely to still remove and replace five directors, but to make one such transition effective at a later date.

On October 8, 2019, Bloomberg published an article stating that the Company had received a subpoena from the SEC about perquisites. The Company issued a press release affirming that its independent directors were conducting a review of governance and compensation matters. The press release also disclosed that the Company had previously received a subpoena from the SEC seeking documents primarily with respect to the Company’s disclosure of certain compensation-related perquisites. The press release noted that the Company was working with the assistance of outside counsel in fully cooperating with the SEC and did not believe that the amounts involved in the investigation were material to the Company’s financial position or results of operations.

On October 9, 2019, the two independent directors spoke again with Mr. Plants.

On October 12, 2019, the two independent directors spoke by phone with Mr. Plants and rejected his modified proposal.

On October 14, 2019, Voce issued a press release outlining its recommended changes at Argo Group: the resignation of five directors, the replacement of certain of these directors with new, unnamed independent directors, and the creation of a special committee tasked with responding to the SEC’s subpoena and conducting an internal investigation.

On November 5, 2019, the Company announced the immediate retirement of Chief Executive Officer Mark E. Watson III and the appointment of Kevin J. Rehnberg as Interim Chief Executive Officer, subject to Bermuda regulatory approval. In addition, on November 5, 2019, an independent director of the Board called Mr. Plants to advise of this development and to propose to arrange a meeting with Mr. Rehnberg.

On November 12, 2019, representatives of the Company agreed to have Mr. Rehnberg and an independent director meet with Mr. Plants on December 16, 2019 at his San Francisco offices.

On November 26, 2019, Voce filed with the SEC the preliminary Voce solicitation statement.

On December 2, 2019, the Company filed with the SEC a preliminary revocation solicitation statement.

On December 2, 2019, Voce sent a letter to the Company requesting the Company set a record date for the Voce Solicitation.

On December 6, 2019, Voce filed its definitive solicitation statement with the SEC.

On December 9, 2019, the Company sent Voce a letter in response to Voce’s December 2 letter informing Voce that the Board had set the close of business on January 8, 2020 as the record date for the Voce Solicitation.

On December 12, 2019, the Company filed this definitive Revocation Solicitation Statement with the SEC.

RESPONSE OF ARGO GROUP

We believe that the calling and holding of a special general meeting is premature and unnecessary at this time. Shareholders were given an opportunity to vote on the direction of the Company and all directors on the Board were duly elected by our shareholders at our last annual general meeting of shareholders on May 24, 2019. We believe Voce is taking advantage of the announcement of Mr. Watson’s retirement in an attempt to gain undue influence at the Company. We believe that the calling and holding of a special general meeting at Voce’s request would have significant and important consequences for the Company as outlined below and throughout this Revocation Solicitation Statement. Accordingly, we recommend that you carefully consider whether to support the Voce Solicitation in light of the potential risks and costs to the Company discussed below. If, after careful consideration, you do not wish to support the calling of a special general meeting, do NOT sign any blue Written Request card sent to you.

Whether or not you have previously executed a blue Written Request card, you should sign, date and deliver the enclosed WHITE Revocation Card as soon as possible to communicate that you do not believe a special general meeting is necessary or to express your opposition to a special general meeting.

Shareholders should take into account the following considerations when deciding whether to support the Voce Solicitation.

There are certain significant risks and costs associated with calling and holding a special general meeting at Voce’s request of which shareholders should be aware before making the decision of whether to execute and return a blue Written Request card in connection with the Voce Solicitation.

•

A special general meeting and the related solicitations risk diverting significant time and resources when it is critical that Argo Group’s Board and management be fully focused on operations and executing the Company’s strategies. Rather than hold a special general meeting, our Board strongly believes that the more prudent course of action is for the Board to continue with its refreshment process and corporate governance changes previously announced and give shareholders the opportunity to elect directors at the regularly scheduled annual general meeting in the Spring.

•

Successive solicitations would also require Argo Group to incur additional financial costs, including with respect to internal allocations, third-party advisory fees, printing, mailing and solicitation expenses and other costs.

Shareholders should carefully consider whether a special general meeting is in the best interests of the Company and its shareholders. We strongly believe that a special general meeting is no substitute for ongoing, direct, two-way communication between us and our shareholders. Your prompt delivery of the enclosed WHITE Revocation Card will allow the Board and management to return their focus to creating the most value for our shareholders.

IF YOU ARE NOT CONVINCED THAT A SPECIAL GENERAL MEETING IS THE APPROPRIATE PATH OR YOU BELIEVE A SPECIAL GENERAL MEETING IS UNNECESSARY AND WISH TO OPPOSE THE CALLING OF A SPECIAL GENERAL MEETING, PLEASE SIGN, DATE AND DELIVER THE ENCLOSED WHITE REVOCATION CARD USING THE POSTAGE-PAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU HAVE SIGNED THE BLUE WRITTEN REQUEST CARD FROM VOCE.

THE SPECIAL GENERAL MEETING REQUEST PROCEDURE

Voting Securities

As of the close of business on December 11, 2019, there were 34,333,217 Common Shares outstanding. The Common Shares represent the Company’s only class of outstanding stock.

Persons beneficially owning Common Shares (but not holders of record), such as persons whose ownership of Common Shares is through a broker, bank, financial institution or other nominee holder, who wish to revoke a previously instructed Written Request should follow the instructions provided by such broker, bank, financial institution or other nominee holder and should contact such person if they do not receive revocation instructions. Any failure to submit a blue Written Request will have the same effect as submitting a WHITE Revocation Card.

Additionally, even if you have not already submitted a blue Written Request, you may elect to execute and submit the WHITE Revocation Card to communicate that you do not believe a special general meeting is necessary or to express your opposition to calling a special general meeting.

Effectiveness of Written Requests

Under our Bye-Laws, the Written Requests will become effective if the valid and unrevoked written requests representing not less than one-tenth (1/10) of the paid-up capital of the Company carrying the right of voting at a special general meeting are received by Argo Group in the form and manner required by, and in compliance with, our Bye-Laws and the Companies Act. As of the close of business on December 11, 2019, there were 34,333,217 outstanding Common Shares. Based on the number of shares outstanding as of the close of business on December 11, 2019, in order to request the special general meeting in accordance with the Bye-Laws, the Company would need to receive valid and unrevoked Written Requests in respect of at least 3,433,322 Common Shares. The actual number of Common Shares for which valid and unrevoked Written Requests will need to be received in order to request a special general meeting will depend on the number of shares that are outstanding as of the Record Date.

The Special General Meeting

The date and time of any special general meeting will be set by our Board in accordance with our Bye-Laws and applicable law.

Effect of WHITE Revocation Card

Shareholders may revoke any previously signed blue Written Request by signing, dating and returning to us a WHITE Revocation Card at any time prior to the submission by Voce to the Company of the required number of blue Written Requests to call a special general meeting. A blue Written Request may also be revoked by delivery of a written revocation of your request to Voce. Shareholders are urged, however, to return all request revocations in the postage-paid envelope provided. We request that if a revocation is instead delivered to Voce, a copy of the revocation also be returned in the postage-paid envelope provided so that we will be aware of all revocations and so that the inspector of requests can accurately account for all revocations.

Unless you specify otherwise, by signing and delivering the WHITE Revocation Card, you will be deemed to have revoked any blue Written Request for a special general meeting.

Any WHITE Revocation Card may itself be revoked by marking, signing, dating and delivering a written revocation of your WHITE Revocation Card to the Company, or to Voce, or by delivering to Voce a subsequently dated blue Written Request card that Voce sent to you.

The revocation of any previously delivered blue Written Request card or WHITE Revocation Card should be signed and have a date subsequent to the previously delivered blue Written Request or WHITE Revocation

Card. The revocation is not required to state the number of shares held unless you wish to revoke your Written Request with respect to less than all shares as to which you previously requested the special general meeting, in which case you must state the number of shares to which your revocation relates. In addition, if you have more than one account with respect to which you have delivered a blue Written Request, the revocation should identify the relevant account for which the blue Written Request is being revoked.

We have retained Innisfree M&A Incorporated (“Innisfree”) to assist in communicating with shareholders in connection with the Voce Solicitation and to assist in obtaining WHITE Revocation Cards as appropriate. If you have any questions about how to complete or submit your WHITE Revocation Card or any other questions, Innisfree will be pleased to assist you. Please contact Innisfree toll-free at (877) 750-5837 (for shareholders) or collect at (212) 750-5833 (for banks and brokers).

If any Common Shares that you own are held for you in an account with a stock brokerage firm, bank nominee or other similar “street name” holder, you should follow the instructions on the WHITE Revocation Card to revoke a request with respect to your shares. Alternatively, you can contact the person responsible for your account and direct him or her to revoke a request by executing the enclosed WHITE Revocation Card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company at the address set forth above so that the Company will be aware of your instructions and can attempt to ensure each instruction is followed.

YOU HAVE THE RIGHT TO REVOKE ANY BLUE WRITTEN REQUEST YOU MAY HAVE PREVIOUSLY GIVEN TO VOCE AT ANY TIME PRIOR TO THE SUBMISSION BY VOCE TO THE COMPANY OF THE REQUIRED NUMBER OF WRITTEN REQUESTS TO CALL A SPECIAL GENERAL MEETING. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED WITH THE WHITE REVOCATION CARD ACCOMPANYING THIS REVOCATION SOLICITATION STATEMENT.

You should carefully review this Revocation Solicitation Statement. YOUR TIMELY RESPONSE IS IMPORTANT. You may reject the Voce Solicitation by promptly signing, dating and returning the enclosed WHITE Revocation Card in the postage-paid envelope provided. Please be aware that if you sign a blue Written Request card, you will be deemed to have requested a special general meeting in accordance with the Voce Solicitation, unless your Written Request is subsequently revoked by a valid revocation.

Results of Solicitation

We anticipate retaining an independent inspector of requests in connection with the Voce Solicitation. We intend to notify shareholders as to whether the requisite valid Written Requests have been received for calling a special general meeting promptly following the inspector’s review and certification of such Written Requests.

APPRAISAL RIGHTS

Our shareholders do not have rights of appraisal or similar dissenters’ rights under applicable law in connection with the Voce Solicitation or this Revocation Solicitation Statement.

SOLICITATION OF REVOCATIONS

The cost of this Revocation Solicitation Statement will be borne by the Company. We have retained Innisfree as proxy solicitors to assist in this solicitation. The total amount currently estimated to be spent in connection with the Revocation Solicitation Statement is approximately $1,500,000 of which approximately $650,000 has been spent to date. In addition to the use of mail, revocation requests may be solicited by our directors, certain officers and employees of the Company by facsimile, telephone, email and other electronic channels of communications, in person discussions and by advertisements. Innisfree will also assist our communications with our shareholders with respect to the Revocation Solicitation Statement and such other advisory services as may be requested from time to time by us. Innisfree has advised the Company that approximately 40 of its employees will be involved in the solicitation of consent revocations on behalf of the Company. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with Innisfree’s engagement. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Revocation Solicitation Statement materials to, and obtaining instructions relating to such materials from, beneficial owners of our Common Stock.

BOARD OF DIRECTORS

The following is a summary of the qualifications of each of the members of the Board:

Class I Directors

Thomas A. Bradley (61) became a director of the Company in 2018. Mr. Bradley retired from Allied World Assurance Company Holdings, AG in July 2017. He had served there as the Chief Financial Officer and Executive Vice President since 2012. He had previously served as the Executive Vice President & Chief Financial Officer for two other public companies, Fair Isaac Corporation and the St. Paul Companies. Mr. Bradley also held senior financial and operational positions at Zurich Insurance Group, including Chief Financial Officer for North America and Chief Executive Officer of the Universal Underwriters Group (now Zurich Direct Markets). He had also previously served on the Board of Directors of the Nuveen Investments, Inc. Mr. Bradley received a Bachelor’s degree in accounting from the University of Maryland and a Masters in Business Administration from Loyola University of Maryland and is a Certified Public Accountant (inactive). Mr. Bradley brings to the Board experience, qualifications and skills that are specific to the Company’s operations and its accounting, internal control and audit functions. Due to his background, Mr. Bradley also possesses financial reporting expertise and a level of financial sophistication that qualifies him as a financial expert in his role as a member of the Audit Committee.

Board Committees: Audit Committee; Nominating Committee (Chair)

Anthony P. Latham (68) became a director of the Company in 2019. He has been an independent director of the Company’s wholly owned subsidiary, Argo Managing Agency Limited, which underwrites insurance risks for the Company’s syndicate at Lloyd’s of London, since 2016. He was previously a board member of Pool Re for over two decades where he served as chairman for more than 12 years. In addition, Mr. Latham was previously a board member of Codan A/S, Airclaims, Flagstone Re, British Aviation Insurance and Ecclesiastical Insurance where he chaired its Risk Committee. Mr. Latham has international insurance industry experience spanning more than four decades. He began his career with Sedgwick (now part of Marsh Inc.) before joining RSA Group where, over a period of 17 years, he served as a member of the group executive and held a number of senior executive roles, including managing director of the global risks division. Mr. Latham brings to the board significant international insurance industry management and operational experience gained as a senior executive of a global insurance business and governance experience.

Board Committees: Nominating Committee; Risk & Capital Committee

Mark E. Watson III (55) became a director of the Company in 2007 following the merger of Argonaut Group, Inc. and PXRE Group Ltd., and prior to that he served as director of Argonaut Group, Inc. from 1999. He served as President and Chief Executive Officer of the Company from August 2007 to November 5, 2019 and prior to that he served as President and Chief Executive Officer of Argonaut Group, Inc. since January 2000. Mr. Watson will step down from the Board on December 30, 2019. He has been a principal of Aquila Capital Partners, a San Antonio, Texas-based investment firm since 1998. From 1992 to 1997 he served as a director and Executive Vice President, General Counsel and Secretary of Titan Holdings, Inc., a publicly traded property and casualty insurance holding company. Prior to that, Mr. Watson was an attorney with the New York based law firm Kroll & Tract from 1989 to 1992 where he represented international insurance and reinsurance companies. Mr. Watson is currently a member of the board of directors of the U.S. Chamber of Commerce, a member of the board of governors of the Property Casualty Insurers Association of America and a member of the board of directors of the Association of Bermuda Insurers & Reinsurers. Mr. Watson previously served as a member of the board of directors of Houston International Insurance Group, Ltd. from December 2010 to July 2014 and as chairman of its Audit Committee from November 2011 to May 2013. Mr. Watson holds a JD from the University of Texas School of Law and a BBA in Finance from the Cox School of Business at Southern Methodist

University. Due to his investment knowledge and experience in the industry, having previously held several executive positions at Titan Holdings, Inc., Mr. Watson brings to the Board a wealth of experience in the specialty property and casualty insurance sector and insight into the Company’s investment strategies. In his role as former President and Chief Executive Officer of the Company, Mr. Watson also brings to the Board critical insight into the Company’s operating environment and growth strategy.

Board Committees: Investment Committee; Risk & Capital Committee

John R. Power, Jr. (64) became a director of the Company in 2007 following the merger of Argonaut Group, Inc. and PXRE Group Ltd., and prior to that served as director of Argonaut Group, Inc. from 2000. Since May 1988, he has served as President of the Patrician Group, a private investment firm, and serves as a general partner of several private partnerships. Mr. Power has also served on the board of directors of certain financial subsidiaries of CNH Global, N.V. since January 1997. Mr. Power previously served as a director of America West Airlines and its advisory board from August 1994 to April 2001 and has also served as a director of several charitable organizations. Mr. Power brings to the board senior management skills and insight derived from 40 years of commercial and investment banking activities in the areas of oil and gas, real estate and finance. Mr. Power holds a BBA from the University of Notre Dame and an MBA from the University of Texas. Due to his past and present years of service as a director of other publicly traded companies, Mr. Power has experience with the design and implementation of effective compensation strategies that benefit the Company in his role as Chairman of the Human Resources Committee. Mr. Power’s prior service on the audit and executive committees of other publicly traded companies has also provided him with experiences and skills that complement his current committee assignments on the board of directors.

Board Committees: Audit Committee; Human Resources Committee (Chair)

Class II Directors

Hector De Leon (72) became a director of the Company in 2007 following the merger of Argonaut Group, Inc. and PXRE Group Ltd., and prior to that served as a director of Argonaut Group, Inc. from 2003. Mr. De Leon is the chairman of the board of directors of De Leon Washburn & Ward, P.C., a law firm based in Austin, Texas, which he founded in 1977. Prior to 1977, Mr. De Leon was the General Counsel of the Texas State Insurance Board. From February 1985 to November 1997, Mr. De Leon served as a director of Titan Holdings, Inc., a publicly traded property and casualty insurance holding company. Mr. De Leon earned a BS degree in Education from the University of Texas at Austin in 1970 and a JD from the University of Texas School of Law in 1973. Mr. De Leon brings to the Board experience and skills relating to the insurance regulatory environment in which the Company operates combined with a corporate legal background. In addition, Mr. De Leon’s experience includes prior service as a director of a publicly traded, growth oriented, specialty property and casualty insurance holding company.

Board Committees: Audit Committee; Human Resources Committee

Mural R. Josephson (71) became a director of the Company in 2007 following the merger of Argonaut Group, Inc. and PXRE Group Ltd. and prior to that served as a director of PXRE Group Ltd. from 2004. Mr. Josephson is a Registered Certified Public Accountant in Illinois. Mr. Josephson retired from Kemper Insurance Companies (“Kemper”) in 2002. During his five-year tenure at Kemper, he held key management positions, including senior vice president and chief financial officer and senior vice president of finance. Prior to joining Kemper, Mr. Josephson held several senior level positions at KPMG, including 19 years as an audit partner. While at KPMG, he was a member of the National Insurance Practice Committee and a member of the Professional Practice Review Committee. Mr. Josephson has been a director of Healthmarkets, Inc., an insurance holding company, from May 2003 until January 2019 (the date of the sale of such company) and was chairman of its Audit Committee. He was also a director of SeaBright Holdings, Inc., an insurance holding company traded on the NYSE until February 2013 (the date of the sale of such company), and its wholly owned subsidiary,

SeaBright Insurance Company, from July 2004 until February 2013 and served as the chairman of its Audit Committee. Mr. Josephson received a BS from Northern Illinois University, graduating with high honors. In addition to his historical knowledge of the Company’s operations and his extensive background in the insurance sector, Mr. Josephson brings to the Board experience, qualifications and skills that are specific to the Company’s accounting, internal control and audit functions. Due to his background, Mr. Josephson also possesses financial reporting expertise and a level of financial sophistication that qualifies him as a financial expert in his role as a member of the Audit Committee.

Board Committees: Audit Committee; Risk & Capital Committee

Dymphna A. Lehane (55) became a director of the Company in 2017. Ms. Lehane’s 30-year international career includes significant experience dealing with strategic issues and technology-led business change at global insurance companies. She is currently the Independent Chair of the Debt Market Integrator, a United Kingdom Government (Cabinet Office) venture serving a number of government departments, and has served in such capacity since January 2016 and Chairman of ORIC International, the Insurance Industry Risk Consortium, since December 2015. From 1988 to 2007, she was a Senior Partner at Accenture, including serving as Global Managing Partner, Insurance Industry. She previously served on the boards of Aviva Life and Pensions Insurance Ireland and Aviva Health Insurance Ireland from 2012 to 2016, including chairing the Audit Committee and a member of the Risk Committee. Ms. Lehane holds a BSc Computer Science from the University of Witwatersrand and an MBA from the International Institute for Management Development in Lausanne, Switzerland. Ms. Lehane brings to the Board specialized expertise in the global insurance industry and experience in the areas of corporate governance and risk management specific to the financial services industry.

Board Committees: Audit Committee; Human Resources Committee

Gary V. Woods (75) became a director of the Company in 2007 following the merger of Argonaut Group, Inc. and PXRE Group Ltd., and prior to that served as a director of Argonaut Group, Inc. from 2001. Mr. Woods has served as Chairman of the Board since 2007. Mr. Woods has been President of McCombs Enterprises, a diversified automotive, energy, real estate and investment holding company, since 1979. He also serves on the board of directors of the Southwest Research Institute and the Children’s Shelter Foundation where he serves as Chairman. Mr. Woods brings to the Board an entrepreneurial background with experience in overseeing complex business organizations. Mr. Woods previously served on the boards of Titan Holdings, Inc. and Ilex Oncology, Inc. and was the President of the San Antonio Spurs and the Minnesota Vikings. Mr. Woods received a BBA from Texas State University and an MBA from Southern Methodist University and is a Certified Public Accountant. As President of McCombs Enterprises, Mr. Woods has successfully funded and promoted numerous growth companies in a diverse array of industries, both domestically and internationally, providing him with the necessary skills and qualifications to serve as the Chairman of the Board.

Board Committees: Human Resources Committee; Investment Committee

Class III Directors

F. Sedgwick Browne (77) became a director of the Company in 2007 following the merger of Argonaut Group, Inc. and PXRE Group Ltd. and prior to that Mr. Browne served as director of PXRE Group Ltd. from 1999. He also served as Vice-Chairman of PXRE Group Ltd.’s board of directors from 2003 until 2007. He retired as counsel at Sidley Austin Brown & Wood LLP (now known as Sidley Austin LLP), a law firm, in 2004. Mr. Browne previously was a partner at Morgan, Lewis & Bockius LLP and prior thereto at Lord Day & Lord, Barrett Smith, where he specialized in the insurance and reinsurance industry. Prior to his retirement and for more than 20 years, Mr. Browne was a trustee and director of the Swiss Reinsurance US Group and of the Winterthur Swiss Insurance US Group. Mr. Browne earned a BA from Yale University and an LLB from the University of Pennsylvania Law School. In addition to his historical knowledge of the Company’s operations, Mr. Browne brings to the Board a corporate transactional background that is specific to the Company’s operations in the insurance sector. Mr. Browne also possesses financial reporting expertise and the legal experience and qualifications necessary to guide the Company through many of the regulatory requirements currently imposed on publicly traded companies.

Board Committees: Audit Committee; Risk & Capital Committee

Samuel G. Liss (63) became a director of the Company in 2019. Mr. Liss has been managing principal of Whitegate Partners LLC, an advisory firm to operating companies and private equity firms specializing in the financial services and business services sectors, since 2011. Mr. Liss has been a board member of Verisk Analytics, Inc. since 2009. He is also an Adjunct Professor at both NYU Stern School of Business and Columbia Law School, where he teaches courses on Corporate Governance. Mr. Liss was previously a board member of DST Systems, Inc., Ironshore Insurance, Inc. and Nuveen Investment, Inc. From an operational perspective, Mr. Liss served as Executive Vice President and member of the Management Committee at Travelers Insurance, where he was responsible for corporate development, as well as group business head of one of Travelers’ three operating divisions – Financial, Professional and International Insurance. Prior to Travelers and an Executive Vice President role at the St Paul Companies, Mr. Liss was a Managing Director in the investment banking and equity divisions at Credit Suisse First Boston. He began his career at Salomon Brothers. Mr. Liss received a Bachelor of Arts degree from Wesleyan University, pursued graduate studies at the London School of Economics and received a Masters of Business Administration from New York University. Mr. Liss brings to the Board management and operational experience gained as a senior executive of a global insurance business, expertise in investment banking and capital markets, and a broad range of public company governance experience.

Board Committees: Human Resources Committee; Nominating Committee

Kathleen A. Nealon (65) became a director of the Company in 2011. She has been an independent director of the Company’s wholly owned subsidiary, Argo Managing Agency Limited, which underwrites insurance risks for the Company’s syndicate at Lloyd’s of London, since 2013. Ms. Nealon’s international career includes significant experience with risk management, compliance and regulatory issues of global companies. Ms. Nealon was the group head of legal and compliance at Standard Chartered plc in London from 2001 until 2004 where she also held additional international legal and compliance positions from 1992 to 2001. Prior to Standard Chartered plc, Ms. Nealon practiced international banking and regulatory law in New York for 14 years. Ms. Nealon is also the Co-Chair of the European Advisory Board of Georgetown Law School and served on the advisory council of the Institute of Business Ethics for many years. Ms. Nealon also served on the boards of directors of Shire Plc and Halifax Bank of Scotland plc. In addition, Ms. Nealon served on the board of directors of Cable and Wireless Communications Plc and its predecessor company, Cable and Wireless plc. In 2012, Ms. Nealon was named to the board of Health Education England, an executive non-departmental public body, sponsored by the Department of Health that manages health education in England, where she currently holds the position of Deputy Chair. Ms. Nealon also serves on the Finance and Planning Committee of Westminster Cathedral in London, England. Ms. Nealon was a Senior Associate at Judge Business School, Cambridge University for Executive Education Training with an emphasis on Corporate Governance and Business Ethics. Ms. Nealon also served as a member of the Advisory Board of the Centre for Business Research specializing in Corporate Governance at Cambridge University. Ms. Nealon earned an AB degree in English from Georgetown University in 1975 and a JD degree from Georgetown University School of Law in 1978. Ms. Nealon received the Women’s Forum Award for outstanding female Alumnae in 2008 and the Deans Award for outstanding Alumna for her contributions to the culture of Georgetown and the practice of law in 2018. Ms. Nealon brings to the Board specialized expertise in the areas of corporate governance, compliance and risk management specific to the banking and financial services industries.

Board Committees: Audit Committee; Risk & Capital Committee

Al-Noor Ramji (64) became a director of the Company in 2017. Mr. Ramji has been Group Chief Digital Officer at Prudential plc, an international financial services group, since January of 2016 and is responsible for developing and executing an integrated, long-term digital strategy for the group. Mr. Ramji served as a director of EVRY from July 2017 until recently and Virtusa Corporation since February 2011 where he also serves as a member of its Compensation Committee. Before joining Prudential, he worked at Northgate Capital, a venture firm in Silicon Valley, from November 2014 to December 2015 where he ran technology-focused funds. Prior to working at Northgate Capital, Mr. Ramji served as Chief Strategy Officer of Calypso Technology, Inc. from March 2014 until July 2015. Prior to this, he was a director of Misys plc, a financial services group, and also served as an executive vice president of Misys Plc. Mr. Ramji has previously held leading technology and innovation roles at BT Group, Qwest Communications, Dresdner Kleinwort Benson and Swiss Bank Corporation. Mr. Ramji brings to the Board a strong background in information technology services and digital strategies which play an integral role in the Company’s operations.

Board Committees: Human Resources Committee; Investment Committee

John H. Tonelli (54) became a director of the Company in 2010. Mr. Tonelli has been a Managing Director and Head of Debt Capital Markets & Syndication at Oppenheimer & Co., Inc. since June of 2015. Previously, he was the Chief Executive Officer of Advanced Global Capital, a New York-based private investment-company, from 2012 until 2015 and Chairman of Advanced Global Securities, a FINRA registered Broker-Dealer based in New York. Mr. Tonelli has over 25 years of experience in finance, working both as an investment banker and as an attorney. Mr. Tonelli has advised numerous companies and governments on direct investments, securities issuance, privatizations and infrastructure financings. He was a director of Garnero Group Acquisition Company from May 2014 to January 2016 where he also served as Chairman of its Audit Committee. From 2009 to 2013, Mr. Tonelli was Chief Financial Officer of Corporacion America, S.A., a global transportation and infrastructure company. Mr. Tonelli continues to serve as a financial advisor to Corporacion America. From 2003 to 2009, Mr. Tonelli was a Senior Managing Director with J.P. Morgan & Co., Inc. and Bear Stearns & Co. Inc. where he was Head of International Structured Finance. From 1999 to 2003, he was CEO of International Venture Partners, LLC, a NASD member broker-dealer specializing in emerging markets. From 1992 to 1999, Mr. Tonelli was an attorney with Cadwalader, Wickersham & Taft where he was head of the Latin American practice group. Mr. Tonelli earned a BA from Columbia University in 1987 and earned a JD/MBA from Fordham University in 1993. Mr. Tonelli brings to the Board specialized expertise in finance and emerging markets knowledge beneficial to the Company’s international operations.

Board Committees: Investment Committee; Nominating Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Shares as of the close of business on December 11, 2019 of each person known to Argo Group to beneficially own more than 5% of the Common Shares. Unless otherwise noted in the footnotes following the table, the information for each of these beneficial owners is based solely on information reported on a Schedule 13G or Schedule 13D filed by such owner with the SEC.

	Common Shares
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,914,745	(1)	8.49%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	2,829,609	(2)	8.24%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	2,395,126	(3)	6.98%

Voce Capital Management LLC 600 Montgomery Street, Suite 4400 San Francisco, CA 94111	1,990,676	(4)	5.80%

(1)

The Vanguard Group, Inc.’s Schedule 13G/A was filed with the SEC on February 11, 2019, and includes (a) 28,914 Common Shares beneficially owned by Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of The Vanguard Group, Inc., as a result of it serving as investment manager of collective trust accounts and (b) 8,164 Common Shares beneficially owned by Vanguard Investments Australia, Ltd. (“VIA”), a wholly owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group, Inc. has sole dispositive power over 2,881,204 Common Shares, shared dispositive power over 33,541 Common Shares, sole voting power over 32,451 Common Shares and shared voting power over 4,627 Common Shares.

(2)

The Dimensional Fund Advisors LP Schedule 13G/A was filed with the SEC on February 8, 2019 and provides that Dimensional Fund Advisors has sole voting power with respect to 2,798,022 Common Shares and sole dispositive power with respect to 2,829,609 Common Shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds and may be deemed to be the beneficial owner of the shares of Argo Group held by the Funds. However, all securities reported in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(3)

The BlackRock, Inc. Schedule 13G/A was filed with the SEC on February 4, 2019, and provides that BlackRock, Inc. has sole voting power over 2,276,024 Common Shares and sole dispositive power with respect to 2,395,126 Common Shares.

(4)	Voce Capital Management LLC filed a Schedule 13D/A (Amendment No. 5) with the SEC on November 26, 2019 and reported shared voting and dispositive power with respect to all of its shares.

The following table sets forth certain information regarding the beneficial ownership of the Common Shares as of the close of business on December 11, 2019 of (i) each director of Argo Group, (ii) each individual who has been identified as a named executive officer (“Named Executive Officer” or “NEO”) of Argo Group or its subsidiaries, and (iii) all directors and individuals who have been identified as executive officers of Argo Group as a group:

Name of Beneficial Owner	Number of Common Shares Beneficially Owned(1)(2)	Percent of Class(1)
Gary V. Woods	68,226	*
Thomas A. Bradley	2,857	*
F. Sedgwick Browne	1,886	*
Hector De Leon	25,389	*
Mural R. Josephson	18,388	*
Anthony P. Latham	0	*
Dymphna A. Lehane	1,189	*
Samuel G. Liss	0	*
Kathleen A. Nealon	22,485	*
John R. Power, Jr	20,304	*
Al-Noor Ramji	1,189	*
John H. Tonelli	24,259	*
Mark E. Watson III(3)(4)	1,179,323	3.43%
Jay S. Bullock	172,867	*
Jose A. Hernandez	13,841	*
Kevin J. Rehnberg(4)	26,401	*
Axel Schmidt	51,411	*
Total(a)	1,630,015	4.75%

(a)	All directors and individuals identified as executive officers of Argo Group and its subsidiaries as a group (17 persons)
*	Less than 1% of the outstanding Common Shares
(1)

The information in this table is based on information supplied directly to Argo Group by executive officers and directors and on information reported on Forms 3, 4 or 5 filed with the SEC. A person is deemed to be the beneficial owner of shares if such person, either alone or with others, has the power to vote or to dispose of such shares. Shares beneficially owned by a person include shares to which the person has the right to acquire beneficial ownership within 60 days of December 11, 2019, including equity grants that were exercisable on December 11, 2019 or that become exercisable within 60 days after December 11, 2019. Unless otherwise indicated in the footnotes below, the persons and entities named in this table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)

Includes the following stock appreciation rights that were vested and exercisable on December 11, 2019 or that become exercisable within 60 days after December 11, 2019: Mr. De Leon – 7,652; Mr. Josephson – 7,652; Ms. Nealon – 7,652; Mr. Power – 7,652; Mr. Tonelli – 7,652; Mr. Watson – 364,124; Mr. Bullock – 69,592; and Mr. Schmidt – 26,920. 14,745 of Mr. Watson’s shares are held in a family trust for which Mr. Watson serves as trustee.

(3)

Pursuant to the Separation Agreement and Release, dated as of December 6, 2019, between Argo Group and Mr. Watson (the “Separation Agreement”), this figure includes 77,356 restricted shares that will become vested subject to Mr. Watson not revoking the Separation Agreement pursuant to its terms by December 13, 2019. If such 77,356 Common Shares become vested according to such terms of the Separation Agreement, 35,296 of such 77,356 Common Shares will be escrowed pursuant to the Separation Agreement and the Escrow Agreement, dated as of December 9, 2019, between Argo Group, Mr. Watson and American Stock Transfer & Trust Company, LLC (the “Escrow Agreement”). For further information on the Separation Agreement and Escrow Agreement, see the Current Report on Form 8-K filed by Argo Group with the SEC on December 10, 2019.

(4)	Includes the following number of shares pledged as security and held by brokers in margin accounts regardless of whether there are loans outstanding: Mr. Rehnberg – 5,099 shares; Mr. Watson – 165,031.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A single Revocation Solicitation Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Revocation Solicitation Statement, please notify your broker and direct your request to Innisfree, at 501 Madison Avenue, 20th Floor, New York, NY 10022. Shareholders who currently receive multiple copies of the Revocation Solicitation Statement at their address and would like to request “householding” of their communications should contact their broker.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2020 ANNUAL GENERAL MEETING

Under SEC rules and our Bye-Laws, shareholders must follow certain prescribed procedures to introduce an item of business at an annual general meeting.

Under these procedures, if a shareholder desires to present a proposal for inclusion in our 2020 Proxy Statement, such shareholder must submit the proposal in writing to us for receipt not later than December 14, 2019. Proposals must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in our 2020 proxy materials.

Shareholders who wish to submit a proposal for consideration at our 2020 Annual General Meeting, but who do not wish to submit a proposal for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, are required to deliver a copy of their proposal to us for receipt not later than 60 days prior to the date of our 2020 Annual General Meeting. Any such notice must also meet certain other requirements specified in our Bye-Laws.

In either case, proposals should be delivered to Argo Group International Holdings c/o, Ltd. Secretary, 110 Pitts Bay Road, Pembroke HM 08, Bermuda.

You may obtain a copy of Argo Group’s Bye-Laws by writing to our Secretary at the above address.

FORWARD-LOOKING STATEMENTS

This Revocation Solicitation Statement, as well as other information provided from time to time by Argo Group or its employees, may contain forward-looking statements that reflect our current views with respect to future events. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “does not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, voting results from and other matters related to the Voce Solicitation, the Company’s solicitation of revocations of Written Requests, and the special general meeting that the Board may be required to call should the Voce Solicitation obtain sufficient support from shareholders. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statements made in this Revocation Solicitation Statement are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to https://www.argolimited.com/investors/. The information provided on our website is not part of this Revocation Solicitation Statement, and therefore is not incorporated by reference.

If you have any questions or need any assistance in revoking a Written Request you may have given to Voce, please contact our agent:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders call toll-free: (877) 750-5837

Banks and Brokers call collect: (212) 750-5833

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF CONSENT REVOCATION MATERIALS

Copies of the Revocation Solicitation Statement and any related materials provided by the Company are available without charge on our website at https://www.argolimited.com/investors/. Information on our website does not constitute part of the Company’s consent revocation materials.

ANNEX A

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS PROXY SOLICITATION

The following tables set forth the names, present principal occupations and business addresses of our directors and nominees, and the names, present principal occupations and business addresses of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from our shareholders in connection with the Voce Solicitation.

Directors

The principal occupations of our directors are set forth below. The business address for each director is c/o Argo Group International, Ltd., 110 Pitts Bay Road, Pembroke HM 08, Bermuda.

Name	Principal Occupation
Thomas A. Bradley	Director, Chair of the Nominating and Corporate Governance Committee, Argo Group International Holdings, Ltd.
F. Sedgwick Browne	Director, Chair of the Risk & Capital Committee, Argo Group International Holdings, Ltd.
Hector De Leon	Chairman, De Leon Washburn & Ward, P.C.
Mural R. Josephson	Director, Chair of the Audit Committee, Argo Group International Holdings, Ltd.
Anthony P. Latham	Director, Argo Group International Holdings, Ltd.
Dymphna A. Lehane	Independent Chair, Debt Market Integrator (a United Kingdom Government (Cabinet Office))
Samuel G. Liss	Managing Director, Whitegate Partners LLC
Kathleen A. Nealon	Director, Argo Group International Holdings, Ltd.
John R. Power, Jr.	President, The Patrician Group
Al-Noor Ramji	Chief Digital Officer, Prudential plc
John H. Tonelli	Managing Director, Oppenheimer & Co., Inc.
Mark E. Watson III	Advisor, Director, Argo Group International Holdings, Ltd.
Gary V. Woods (Chairman)	President, McCombs Enterprises

Officers and Employees

The principal occupations of our executive officers who are considered participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o Argo Group International, Ltd., 110 Pitts Bay Road, Pembroke HM 08, Bermuda.

Name	Principal Occupation
Kevin J. Rehnberg	Interim Chief Executive Officer
Jay S. Bullock	Executive Vice President and Chief Financial Officer
Craig S. Comeaux	Vice President, Secretary and Corporate Counsel

Information Regarding Ownership of Company Securities by Participants

The amount of the Company’s securities beneficially owned by each participant is set forth in the section of this Revocation Solicitation Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Transactions in the Common Stock during the Past Two Years

A list of all acquisitions and dispositions of the Common Stock made during the last two years by persons who are participants in the Company’s solicitation of proxies is found in Annex B.

Other Contracts, Arrangements and Understandings with Participants

Except as otherwise set forth in this Revocation Solicitation Statement, to the best of the Company’s knowledge: (i) none of the participants in the Company’s solicitation of proxies is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (ii) neither any of the participants nor any of their respective associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (iii) no participant knows of any arrangements, including any pledge by any person of securities of the Company or any of the Company’s parents and the operation of which may at a subsequent date result in a change in control of the Company.

Beneficial Ownership of the Common Stock by Associates of Participants

To the best of the Company’s knowledge, other than as set forth in this Revocation Solicitation Statement, none of the participants in the Company’s solicitation of proxies has any “associates” (as defined in Rule 14a-1 under the Exchange Act) who beneficially own any shares of the Common Stock.

Beneficial Ownership of Securities of the Company’s Subsidiaries

To the best of the Company’s knowledge, other than as set forth in this Revocation Solicitation Statement, none of the participants in the Company’s solicitation of proxies beneficially owns, directly or indirectly, any securities of any parent or subsidiary of the Company.

Other Proceedings

There are no material proceedings to which any participant or any of his or her associates is a party adverse to the Company or has a material interest adverse to the Company.

Miscellaneous Information Concerning Participants

Except as described in this Revocation Solicitation Statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any of such securities within the past two years or (iv) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. No part of the purchase price or market value of any of the Company’s securities owned by any participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Except as disclosed in this Revocation Solicitation Statement, none of the participants’ associates beneficially owns, directly or indirectly, any of the Company’s securities. Other than as disclosed in this Revocation Solicitation Statement, neither the Company nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon pursuant to this Revocation Solicitation Statement or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Revocation Solicitation Statement, none of the Company, the participants or any of their affiliates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of the Company’s subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Revocation Solicitation Statement, none of the Company, any of the participants or any of their affiliates has any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Other than as set forth in this Revocation Solicitation Statement, there are no material legal proceedings in which any of the directors or executive officers of the Company is a party adverse to the Company or any of its subsidiaries, or proceedings in which such directors or executive officers have a material interest adverse to the Company or any of its subsidiaries. Other than as set forth in this Revocation Solicitation Statement, none of the Company or any of the other participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past 10 years.

Our Bye-Laws provide that we shall indemnify and hold harmless each person who serves at any time as a director, officer, liquidator or trustee of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts. Under our Bye-Laws, expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, liquidator or trustee to repay such amount unless it shall ultimately be determined that the individual is entitled to be indemnified by the Company as authorized by the Bye-Laws or pursuant to the laws of Bermuda.

ANNEX B

RECENT TRANSACTION HISTORY OF PARTICIPANTS IN THIS PROXY SOLICITATION

The following is a list of all purchases and sales of securities of the Company made during the last two years by persons who are participants in our solicitation of proxies.

Name	Transaction Date	Number of Shares	Transaction Description
Bradley, Thomas A.	8/14/2018	2,000	Purchase
Browne, F. Sedgwick	11/9/2018	1,420	Sale
Browne, F. Sedgwick	11/9/2018	160	Sale
Browne, F. Sedgwick	11/14/2018	4,037	Sale
Browne, F. Sedgwick	11/30/2017	4,144	Sale
Bullock, Jay S.	8/13/2019	11,854	Sale
Bullock, Jay S.	8/13/2019	2,769	Sale
Bullock, Jay S.	12/11/2018	6,207	Sale
Bullock, Jay S.	9/5/2018	5,486	Sale
Bullock, Jay S.	9/6/2018	2,066	Sale
Bullock, Jay S.	9/7/2018	4,771	Sale
Bullock, Jay S.	5/22/2018	13,794	Sale
Bullock, Jay S.	3/12/2018	12,947	Sale
Bullock, Jay S.	12/7/2017	2,334	Sale
Bullock, Jay S.	12/6/2017	4,409	Sale
Comeaux, Craig	5/03/2019	1,467	Sale
Comeaux, Craig	11/14/2018	750	Sale
Comeaux, Craig	5/18/2018	567	Sale
De Leon, Hector	8/22/2018	5,352	Sale
Josephson, Mural	12/12/2018	5,543	Sale
Josephson, Mural	3/5/2018	4,131	Sale
Nealon, Kathleen	6/10/2019	1,210	Sale
Nealon, Kathleen	5/25/2018	795	Sale
Power Jr., John R.	8/29/2018	5,355	Sale
Power Jr., John R.	3/5/2018	4,108	Sale
Rehnberg, Kevin J.	5/28/2019	6,442	Sale
Rehnberg, Kevin J.	8/14/2018	4,850	Sale
Rehnberg, Kevin J.	8/13/2018	6,000	Sale
Rehnberg, Kevin J.	8/10/2018	6,000	Sale
Rehnberg, Kevin J.	5/16/2018	8,000	Sale
Watson, Mark E.	11/30/2018	9,262	Sale
Watson, Mark E.	11/29/2018	9,274	Sale
Watson, Mark E.	11/9/2018	272	Sale
Watson, Mark E.	11/9/2018	2,051	Sale
Watson, Mark E.	11/9/2018	6,987	Sale
Watson, Mark E.	8/22/2018	15,000	Sale
Watson, Mark E.	5/11/2018	17,853	Sale
Watson, Mark E.	3/7/2018	5,772	Sale
Watson, Mark E.	2/20/2018	8,800	Sale
Watson, Mark E.	2/21/2018	3,500	Sale
Watson, Mark E.	2/22/2018	4,917	Sale
Woods, Gary V.	12/6/2017	20,000	Purchase

B-1

FORM OF WHITE REVOCATION CARD

REVOCATION OF WRITTEN REQUEST

THIS REVOCATION OF WRITTEN REQUEST IS SOLICITED ON BEHALF OF ARGO GROUP INTERNATIONAL HOLDINGS, LTD. IN OPPOSITION TO THE SOLICITATION OF WRITTEN REQUESTS BY VOCE CATALYST PARTNERS LP, VOCE CAPITAL LLC, VOCE CAPITAL MANAGEMENT LLC, VOCE CATALYST PARTNERS NEW YORK LLC AND J. DANIEL PLANTS (COLLECTIVELY, “VOCE”) TO REQUISITION A SPECIAL GENERAL MEETING OF SHAREHOLDERS OF ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

The undersigned, acting with regard to all common shares of Argo Group International Holdings, Ltd. entitled to vote and owned beneficially and/or of record by the undersigned, hereby acts as follows concerning any previously executed written request form and associated proxy card (together, “Written Requests”) delivered to Voce requesting the calling of a special general meeting of shareholders described in Voce’s definitive Consent Solicitation Statement, dated December 6, 2019, and hereby confirms that the undersigned has the power to deliver a Revocation of Written Request for the number of shares represented hereby.

YOU MAY REVOKE ANY PREVIOUSLY EXECUTED WRITTEN REQUEST REGARDING THE VOCE SOLICITATION TO REQUISITION A SPECIAL GENERAL MEETING BY SIGNING, DATING AND RETURNING THIS WHITE REVOCATION CARD TO THE COMPANY.

UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS WHITE REVOCATION CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE REVOKED ANY PREVIOUSLY SUBMITTED WRITTEN REQUEST WITH RESPECT TO ALL COMMON SHARES YOU OWN BENEFICIALLY AND/OR OF RECORD.

☐ YES, REVOKE MY REQUEST	☐ NO, DO NOT REVOKE MY REQUEST

PLEASE SIGN AND DATE THIS REVOCATION

Date

Signature

Signature (if held jointly)

Title(s)

PLEASE SIGN THIS WHITE REVOCATION CARD EXACTLY AS YOUR NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR TITLE AS SUCH. IF A CORPORATION, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE. IF A PARTNERSHIP, SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON. SIGNED REVOCATION CARDS WILL BE DEEMED TO REVOKE ALL PREVIOUSLY GIVEN WRITTEN REQUESTS FOR THE NUMBER OF SHARES REPRESENTED BY THE ABOVE SIGNED.